                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                              ACTIVE POWER, INC.


          Active Power, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "DGCL"), Does Hereby Certify:
                                       ----

          First: The original Certificate of Incorporation of this corporation was filed with the Secretary of State of Delaware on March 29, 2000 under the name "Active Power, Inc."

          Second: The Amended and Restated Certificate of Incorporation of Active Power, Inc. in the form attached hereto as Annex A has been duly adopted
                                                  -------
in accordance with the provisions of Sections 228, 245 and 242 of the DGCL by the directors and stockholders of this corporation.

          Third: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Annex A attached hereto and is
                                      -------
incorporated herein by this reference.


          In Witness Whereof, Active Power, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized and elected President this ___ day of ________, 2000.

                                      ACTIVE POWER, INC.


                                      By: /s/ Joseph F. Pinkerton, III
                                         ---------------------------------------
                                         Joseph F. Pinkerton, III
                                         President and Chief Executive Officer

                                                                         ANNEX A
                                                                         -------

                             AMENDED AND RESTATED
                         CERTCIFICATE OF INCORPORATION
                                       OF
                              ACTIVE POWER, INC.


                                   ARTICLE I

          The name of this corporation shall be Active Power, Inc. (the "Company").
 -------

                                  ARTICLE II

          The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent at that address is The Corporation Trust Company.


                                  ARTICLE III
          The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.


                                  ARTICLE IV

     4.1 Prior to a Qualified Public Offering (as defined in section 5B of this Section 4.1 of Article IV), the Company's capital stock shall be comprised as set forth in this Section 4.1 as follows:

     A. The aggregate number of shares that the Company shall have authority to issue is Forty Million Four Hundred Twenty Thousand (40,420,000) shares, (i) Thirty Million (30,000,000) shares of which shall be Common Stock with a par value of $0.001 per share, and (ii) Ten Million Four Hundred Twenty Thousand (10,420,000) shares of which shall be Preferred Stock with a par value of $0.001 per share. Of such Preferred Stock, (1) Four Hundred Twenty Thousand (420,000) shall be designated as the "1992 Preferred Stock" (the "1992 Preferred Stock"),
                                                        --------------------
(2) Five Hundred Sixty-Nine Thousand Four Hundred Six (569,406) shares shall be designated as "Series A Convertible Preferred Stock" (the "Series A Preferred
                                                           ------------------
Stock"), (3) One Million Eight Hundred Forty-Seven Thousand Two Hundred Ninety-
-----
Two (1,847,292) shares shall be designated as "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), (4) One Million Seven Hundred Twenty-
             ------------------------
Six Thousand Six Hundred Twenty

(1,726,620) shares shall be designated as "Series C Convertible Preferred Stock" (the "Series C Preferred Stock"), (5) One Million Six Hundred Fifty-Two Thousand
      ------------------------
Eight Hundred Ninety-Four (1,652,894) shares shall be designated as "Series D Convertible Preferred Stock" (the "Series D Preferred Stock"), (6) One Million
                                   ------------------------
Nine Hundred Thirty-Five Thousand Eight Hundred Seventy (1,935,870) shares shall be designated as "Series E Convertible Preferred Stock" (the "Series E Preferred
                                                              ------------------
Stock") and (7) the balance may be divided into and issued in series as
-----
described herein.

     B. The Board of Directors of the Company is authorized subject to limitations prescribed by the General Corporation Law and the provisions of this
Section 4.1 of Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a statement of designation pursuant to the General Corporation Law, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

       The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

          (1) the number of shares constituting that series and the distinctive designation of that series;

          (2) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (3) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (4) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (5) whether or not the shares of that series be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (6) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (7) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and

          (8) any other relative rights, preferences and limitations of that series.

          The powers, preferences and rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the date from which dividends thereof shall be cumulative. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

     C. The 1992 Preferred Stock shall have the preferences, limitations and relative rights set forth below:

          (1)  Dividends.  Holders of the 1992 Preferred Stock shall not be
               ---------
entitled to receive dividends, payable in cash, stock or otherwise, with respect to such 1992 Preferred Stock at any time while such 1992 Preferred Stock is outstanding.

          (2)  Redemption.  The 1992 Preferred Stock shall be redeemable by the
               ----------
Company. Such redemption shall be effected by the Company at such time as the Board of Directors of the Company determines, in its sole discretion, that the Company has available funds in excess of the anticipated needs of the Company, including reasonable reserves for future expenses or capital costs. No dividends shall be declared or paid with respect to the Common Stock so long as any shares of 1992 Preferred Stock are issued and outstanding. The redemption price per share of 1992 Preferred Stock shall be $0.50.

          At such time or times as the Board of Directors determines that funds are available for the redemption of all or a portion of the 1992 Preferred Stock, the Company shall provide each holder of 1992 Preferred Stock with written notice of its election to redeem all or a portion of such 1992 Preferred Stock. If only a portion of the total outstanding shares of 1992 Preferred Stock is to be redeemed, a pro rata portion of each holder's shares of 1992 Preferred Stock shall be redeemed, provided that such redemption shall be adjusted to preclude the creation of fractional shares pursuant to such redemption.

          Any shares of 1992 Preferred Stock which are redeemed by the Company will be cancelled and will not be reissued, sold or transferred. If fewer than the total number of shares of 1992 Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of 1992 Preferred Stock will be issued to the holder thereof without cost to such holder within twenty days after surrender of the certificate representing the redeemed shares.

          The Company will not redeem, repurchase or otherwise acquire any shares of 1992 Preferred Stock except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of shares of 1992 Preferred Stock on the basis of the number of shares of 1992 Preferred Stock owned by each such holder.

          (3)  Liquidation.  Subject to the rights of any series of Preferred
               -----------
Stock which may from time to time come into existence, in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the then outstanding shares of 1992 Preferred Stock shall be entitled to receive for each such share of 1992 Preferred Stock payment in cash equal to $0.50, before any distribution of assets is made to holders of the Common Stock or any other class or series of capital stock of the Company ranking junior to the 1992 Preferred Stock as to distribution on liquidation, dissolution or winding up. Subject to the rights of any series of Preferred Stock which may from time to time come into existence, if, upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to holders of 1992 Preferred Stock shall be insufficient to permit payment in full of the aforesaid preferential amounts, then all such assets of the Company shall be distributed ratably among the holders of the 1992 Preferred Stock in proportion to the full preferential amounts to which they shall be entitled respectively.

          After distribution in full of the preferential amounts to be distributed to the holders of any outstanding shares of 1992 Preferred Stock, and to the holders of any outstanding securities of the Company having a preference to distributions of assets of the Company upon liquidation, dissolution or winding up of the Company, the holders of the shares of Common Stock shall be entitled to receive all remaining assets of the Company available for distributions to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them, and the holders of the 1992 Preferred Stock shall have no right to participate in such remaining assets.

          Neither the merger nor consolidation of the Company into or with any other entity, nor the merger or consolidation of any other entity into or with the Company, nor a sale, transfer, lease or other disposition of all or any part of the assets of the Company shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Part C of Section 4.1 of
Article IV.

          (4)  Voting Rights.  The holders of shares of 1992 Preferred Stock
               -------------
shall not be entitled to vote upon any matter submitted to a vote of the stockholders of the Company except to the extent required by law.

     D. The description of the preferences, limitations and relative rights of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock is set forth below:

          (1)  Dividends.
               ---------

               1A. Subject to the restrictions contained herein, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive cash dividends at the rate of $0.1216, $0.1624, $0.278, $0.484 and $0.9072 per share per annum, respectively (as adjusted for any stock dividends, combinations, splits or reclassifications with respect to such shares), payable out of funds legally available therefor, prior and in preference to any declaration or payment of any cash dividend on the Common Stock or the 1992 Preferred Stock of the Company. Such dividends shall be payable with respect to the Series A Preferred Stock at the beginning of each calendar quarter beginning April 1, 1995, with respect to the Series B Preferred Stock at the beginning of each calendar quarter beginning July 1, 1996, with respect to the Series C Preferred Stock at the beginning of each calendar quarter beginning October 1, 1997, with respect to the Series D Preferred Stock at the beginning of each calendar quarter beginning July 1, 1998 and with respect to the Series E Preferred Stock at the beginning of each calendar quarter beginning January 1, 2000. Such dividends shall accrue on each share of Series A Preferred Stock from the date that such share was issued by the Company (the "Series A Issue Date"), on each share of Series B Preferred Stock from May
      -------------------
6, 1996 (the "Series B Issue Date"), on each share of Series C Preferred Stock
              -------------------
from July 29, 1997 (the "Series C Issue Date"), on each share of Series D
                          -------------------
Preferred Stock from June 16, 1998 (the "Series D Issue Date"), and on each
                                         -------------------
share of Series E Preferred Stock from the date that such share was issued by the Company (the "Series E Issue Date") and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that, except as provided below, if such dividends in respect of any previous or current dividend period shall not have been paid, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the 1992 Preferred Stock or the Common Stock. Any accumulation of dividends on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall not bear interest. Cumulative dividends with respect to a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock which are accrued, payable and/or in arrears shall not then or thereafter be paid and shall cease to be accrued, payable and/or in arrears if such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, has been converted to Common Stock prior to July 29, 2002; provided that if any such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall not have been converted into Common Stock prior to July 29, 2002, dividends with respect to any such unconverted shares shall continue to accumulate and shall be paid to the extent assets are legally available therefor as required under this paragraph 1A, when, as and if declared by the Board of Directors.

               1B. Except as provided elsewhere herein, with respect to the 1992 Preferred Stock, no dividends (other than those payable solely in shares of Common Stock of the Company) shall be paid on or declared and set apart for any Common Stock or any other class or series of stock of the Company during any fiscal year of the Company until dividends for all past dividend periods and the then current dividend period shall have been paid, or a sum sufficient for the payment therefor set apart, with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, and no dividends shall be paid on any share of Common Stock unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this paragraph 1B) is paid with respect to all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in an amount for each such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock equal to or greater than the aggregate amount of such dividends for the number of shares of Common Stock into which each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock could then be converted.

               1C. In the event the Company shall declare a distribution (other than any distribution described in paragraph 1A or 1B) payable in securities of any other Person (as defined in part (8)), evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock were the holders of the number of shares of Common Stock of the Company into which their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

          (2)  Liquidation Preference.
               ----------------------

               2A. In the event of any sale, liquidation, dissolution or winding up of the Company, either voluntary or involuntary:

                    (i) The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the 1992 Preferred Stock and Common Stock by reason of their ownership thereof, an amount for each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock then held by them equal to $1.52, $2.03, $3.475, $6.05 and $11.34, respectively (as adjusted for any stock dividends, combinations, splits or reclassifications with respect to such shares), plus accrued or declared but unpaid dividends on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock as the case may be. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be insufficient to permit the payment to such holders of such full preferential amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in proportion to the relative liquidation preferences (as provided in this subparagraph (i)) of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then held by them.

                    (ii) Subject to payment in full of the liquidation preference with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock as provided in subparagraph (i) above, the holders of the 1992 Preferred Stock shall be entitled to payments upon the liquidation of the Company as provided in the Certificate of Incorporation.

                    (iii) Subject to the payment in full of the liquidation preferences with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock as provided in subparagraph (i) above and the 1992 Preferred Stock (if any) as provided in subparagraph (ii) above, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock ratably in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they have the right to acquire upon conversion of the shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock then held by them, provided, however, that, including the amounts paid pursuant to subparagraph (i)
--------- -------
above, in no event shall (A) the Series A Preferred Stock receive greater than $4.50 per share plus accrued or declared but unpaid dividends (as adjusted for any stock dividends, combinations or splits with respect to such shares), (B) the Series B Preferred Stock receive greater than $6.09 per share plus accrued or declared but unpaid dividends (as adjusted for any stock dividends, combinations or splits with respect to such shares), (C) the Series C Preferred Stock receive greater than $10.425 per share plus accrued or declared but unpaid dividends (as adjusted for any stock dividends, combinations or splits with respect to such shares), (D) the Series D Preferred Stock receive greater than $18.15 per share plus accrued or declared but unpaid dividends (as adjusted for any stock dividends, combinations or splits with respect to such shares), or (E) the Series E Preferred Stock receive greater than $17.01 per share plus accrued or declared but unpaid dividends (as adjusted for any stock dividends, combinations or splits with respect to such shares).

               2B. For the purposes of this part (2), unless otherwise determined as to a particular transaction by the vote or written consent of a Sufficient Vote (as defined in subparagraph (v) below) of the holders of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then outstanding and except as provided in the Certificate of Incorporation with respect to the 1992 Preferred Stock, a "liquidation" shall include:

                    (i) a reorganization, consolidation or merger of the Company with or into any other Company, or any other Person, other than a wholly-owned Subsidiary (as defined in part (8) below) of the Company in which the holders of the Company's securities prior to the transaction or series of transactions would beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction or series of transactions, excluding any transaction in which stockholders of the Company prior to the transaction will maintain voting control of the resulting entity after the transaction;

                    (ii) any corporate reorganization in which the Company shall not be the continuing or surviving entity resulting from such reorganization;

                    (iii) a sale of all or substantially all of the assets of the Company; or

                    (iv) any transaction approved by the stockholders of the Company in which more than fifty percent (50%) of the outstanding stock of the Company (on an as-if converted basis) is redeemed or repurchased in any 90-day period; such that in each case the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be paid in cash or in securities received from the acquiring company, or in a combination thereof, at the closing of any such transaction, an amount equal to the amount per share which would be payable to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock pursuant to this part (2) in a liquidation of the Company; and

                    (v) For purposes of this Certificate of Incorporation, a "Sufficient Vote" of the holders of the Series A Preferred Stock, Series B
 ---------------
Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall mean the approval, either by vote or written consent, of the holders of at least fifty percent (50%) of all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then outstanding, voting together as a single class and without regard to the number of shares issuable upon the conversion of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

               2C. Any securities to be delivered to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock pursuant to paragraph 2B above shall be valued as follows:

                    (i) If such securities are not subject to restriction on free marketability, then:

                         (a)  if traded on a securities exchange, the value of
such securities shall be deemed to be the average of the security's closing prices on such exchange over the 30-day period ending three days prior to the closing;

                         (b)  if actively traded over-the-counter, the value of
such securities shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing; and

                         (c)  if there is no active public market, the value of
such securities shall be the fair market value thereof, as mutually determined by a majority of the members of the Board of Directors of the Company who are not then representatives of or otherwise affiliates of any holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock (collectively, the "Disinterested
                                                                -------------
Directors") and a Sufficient Vote of the holders of Series A Preferred Stock,
---------
Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, or, in the absence of such agreement, by an appraisal conducted by an independent appraiser jointly selected by the Disinterested Directors and the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then outstanding (an "Independent
                                                                   -----------
Appraisal") paid for by the Company; and
---------

                    (ii) Securities subject to investment letter or other restrictions on free marketability shall be valued at an appropriate discount from the value determined as provided in subparagraphs (i)(a), (i)(b) or (i)(c) above to reflect the approximate fair market value thereof, as mutually determined by a majority of the Disinterested Directors and a Sufficient Vote of the holders of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, or, in the absence of such agreement, by an Independent Appraisal paid for by the Company.

               2D. The Company shall give each holder of record of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock written notice of such impending transaction not later than 20 days prior to the stockholders meeting called to approve such transaction or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the contemplated transaction, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 20 days after the mailing by the Company of the first notice provided for herein or sooner than 20 days after the mailing by the Company of any notice of material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a Sufficient Vote of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class.

          (3)  Redemptions.
               -----------

               3A. The holders of sixty-seven percent (67%) of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then outstanding, at any time after July 29, 2002 and upon sixty (60) days prior written notice to the Company of such election (the "Redemption Notice"), may require the Company to
                               -----------------
redeem (and require each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock to participate in such redemption) (each, a "Mandatory Redemption") on the
                                                   --------------------
dates referenced below (each, a "Mandatory Redemption Date") the number of
                                 -------------------------
shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock set forth opposite such Mandatory Redemption Date below at a price per share equal to the respective Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price or Series E Redemption Price (as defined in paragraph 3B), as the case may be:

          Mandatory Redemption Date                               Number of Shares
          -------------------------                               ----------------

          The date which is 60 days after the date of     Up to one-third (1/3) of the
          the Redemption Notice (the "First Mandatory     shares of Series A Preferred
          Redemption Date")                               Stock, Series B Preferred Stock,
                                                          Series C Preferred Stock, Series
                                                          D Preferred Stock and Series E
                                                          Preferred Stock then outstanding

          First Anniversary                               Up to one-half (1/2) of the
          of the First Mandatory Redemption Date          shares of Series A Preferred
                                                          Stock, Series B Preferred Stock,
                                                          Series C Preferred Stock, Series
                                                          D Preferred Stock and Series E
                                                          Preferred Stock then outstanding


          Second Anniversary of the First Mandatory       All remaining shares of Series A
          Redemption Date                                 Preferred Stock, Series B
                                                          Preferred Stock, Series C
                                                          Preferred Stock, Series D
                                                          Preferred Stock and Series E
                                                          Preferred Stock then outstanding

     3B. The holders of Series A Preferred Stock shall be entitled to receive from the Company on any Mandatory Redemption Date an amount in cash for each share of Series A Preferred Stock to be redeemed on such Mandatory Redemption Date (the "Series A Redemption Price") equal to the greater of (i) the fair
--------------------------
market value of a share of Series A Preferred Stock on such Mandatory Redemption Date, or (ii) $1.52 (as adjusted for stock dividends, combinations, splits or reclassifications with respect to such shares) plus any accrued, or declared but unpaid, dividends on the Series A Preferred Stock as of the First Mandatory Redemption Date. The holders of Series B Preferred Stock shall be entitled to receive from the Company on any Mandatory Redemption Date an amount in cash for each share of Series B Preferred Stock to be redeemed on such Mandatory Redemption Date (the "Series B Redemption Price") equal to the greater of (i)
                      -------------------------
the fair market value of a share of Series B Preferred Stock on such Mandatory Redemption Date, or (ii) $2.03 (as adjusted for stock dividends, combinations, splits or reclassifications with respect to such shares) plus any accrued, or declared but unpaid, dividends on the Series B Preferred Stock as of the First Mandatory Redemption Date. The holders of Series C Preferred Stock shall be entitled to receive from the Company on any Mandatory Redemption Date an amount in cash for each share of Series C Preferred Stock to be redeemed on such Mandatory Redemption Date (the "Series C Redemption Price") equal to the greater
                                -------------------------
of (i) the fair market value of a share of Series C Preferred Stock on such Mandatory Redemption Date, or (ii) $3.475 (as adjusted for stock dividends, combinations, splits or reclassifications with respect to such shares) plus any accrued, or declared but unpaid, dividends on the Series C Preferred Stock as of the First Mandatory Redemption Date. The holders of Series D Preferred Stock shall be entitled to receive from the Company on any Mandatory Redemption Date an amount in cash for each share of Series D Preferred Stock to be redeemed on such Mandatory Redemption Date (the "Series D Redemption Price") equal to the greater of (i) the fair market value
 -------------------------
of a share of Series D Preferred Stock on such Mandatory Redemption Date, or
(ii) $6.05 (as adjusted for stock dividends, combinations, splits or reclassifications with respect to such shares) plus any accrued, or declared but unpaid, dividends on the Series D Preferred Stock as of the First Mandatory Redemption Date. The holders of Series E Preferred Stock shall be entitled to receive from the Company on any Mandatory Redemption Date an amount in cash for each share of Series E Preferred Stock to be redeemed on such Mandatory Redemption Date (the "Series E Redemption Price") equal to the greater of (i)
                      -------------------------
the fair market value of a share of Series E Preferred Stock on such Mandatory Redemption Date, or (ii) $11.34 (as adjusted for stock dividends, combinations, splits or reclassifications with respect to such shares) plus any accrued, or declared but unpaid, dividends on the Series E Preferred Stock as of the First Mandatory Redemption Date. The Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price and Series E Redemption Price shall be adjusted for all redemptions of shares made after the First Mandatory Redemption Date to include accrued interest compounded monthly from the First Mandatory Redemption Date at the prime rate published in The
                                                                        ---
Wall Street Journal on such date through and until payment in full of the
-------------------
Redemption Price for each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, then outstanding in lieu of any further cumulative dividends on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, from and after the First Mandatory Redemption Date. For purposes of this paragraph 3B, the "fair market value" of a share of Series A Preferred
                           -----------------
Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, shall be its fair market value as determined by a majority of the Disinterested Directors and a Sufficient Vote of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock Series and Series E Preferred Stock then outstanding, or, if they are unable to reach an agreement not later than 20 days prior to such Mandatory Redemption Date, as determined by an Independent Appraisal paid for by the Company.

               3C. If the funds of the Company legally available for redemption of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock to be redeemed on such Mandatory Redemption Date, those funds that are legally available will be used by the Company to redeem the maximum possible number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock ratably among the holders of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock to be redeemed based upon the proportion which the aggregate Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price and Series E Redemption Price, respectively, bears to the aggregate redemption price to be paid with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D

Preferred Stock and Series E Preferred Stock. At any time and from time to time thereafter when additional funds of the Company are legally available for redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, such funds immediately will be used by the Company to redeem the balance of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock which the Company has become obligated to redeem on any Mandatory Redemption Date but which it has not redeemed and such funds will not be used for any other purpose, including, but not limited to, any redemption of the 1992 Preferred Stock as provided in the Certificate of Incorporation, or any redemption of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock which the Company is obligated to redeem on any subsequent Mandatory Redemption Date.

               3D. No share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock is entitled to any dividends accruing after the First Mandatory Redemption Date. From and after the date on which the Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price or Series E Redemption Price is paid, all rights of the holders of such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock will cease, and such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock will not be deemed to be outstanding.

               3E. Any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock which are redeemed or otherwise acquired by the Company will be cancelled and will not be reissued, sold or transferred. If fewer than the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock will be issued to the holder thereof without cost to such holder within ten business days after surrender of the certificate representing the redeemed shares.

               3F.  Neither the Company nor any Subsidiary (as defined in part
(8)) will redeem, repurchase or otherwise acquire any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock on the basis of the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock owned by each such holder.

          (4)  Voting Rights.
               -------------

               4A. Except as expressly provided in this Certificate of Incorporation or in any agreement to which stockholders of the Company may be a party with each other, each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock could then be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided in the Certificate of Incorporation or as required by law) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional votes resulting from the above formula shall be rounded to the nearest whole number (with one-half being rounded upward).

               4B. In addition, and without limiting any other rights to which a holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock otherwise may be entitled, the Company shall not engage in any of the transactions set forth in subparagraphs (i), (ii), (iii) and (iv) of paragraph 2B, subparagraph
(c) of paragraph 2C, paragraph 2D, paragraph 3A and part (9) below of Section
4.1 of this Article IV, until such transaction has been approved by a Sufficient Vote of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then outstanding.

          (5)  Conversion.
               ----------

     The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):
                                        -----------------

               5A.  Right to Convert.
                    ----------------

                    (i)  Conversion of Series A Preferred Stock. Subject to
                         --------------------------------------
compliance with the provisions of paragraph 5C, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for such share, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.52 by the conversion price with respect to the Series A Preferred Stock (the "Series A Conversion
                                                         -------------------
Price") in effect at the time of conversion. The initial Series A Conversion
-----
Price shall be $1.52 per share; provided, however, that such conversion price shall be subject to adjustment as provided herein.

                    (ii) Conversion of Series B Preferred Stock. Subject to
                         --------------------------------------
compliance with the provisions of paragraph 5C, each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such share, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $2.03 by the conversion price with respect to the Series B Preferred Stock (the "Series B Conversion
                                                         -------------------
Price") in effect at the time of conversion. The initial Series B Conversion
-----
Price shall be $1.705 per share; provided, however, that such conversion price shall be subject to adjustment as provided herein.

                    (iii) Conversion of Series C Preferred Stock. Subject to compliance with the provisions of paragraph 5C, each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such share, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $3.475 by the conversion price with respect to the Series C Preferred Stock (the "Series C Conversion
                                                         -------------------
Price") in effect at the time of conversion. The initial Series C Conversion
-----
Price shall be $3.475 per share; provided, however, that such conversion price shall be subject to adjustment as provided herein.

                    (iv)  Conversion of Series D Preferred Stock. Subject to
                          --------------------------------------
compliance with the provisions of paragraph 5C, each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such share, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $6.05 by the conversion price with respect to the Series D Preferred Stock (the "Series D Conversion
                                                         -------------------
Price") in effect at the time of conversion. The initial Series D Conversion
-----
Price shall be $6.05 per share; provided, however, that such conversion price shall be subject to adjustment as provided herein.

                    (v)   Conversion of Series E Preferred Stock.  Subject to
                          --------------------------------------
compliance with the provisions of paragraph 5C, each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such share, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing $11.34 by the conversion price with respect to the Series E Preferred Stock (the "Series E Conversion Price") in effect at the time of conversion. The initial Series E Conversion Price shall be $11.34 per share; provided, however, that such conversion price shall be subject to adjustment as provided herein.

               5B.  Automatic Conversion.
                    --------------------

                    (i) Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price, respectively (each, a "Conversion Price"), immediately upon the closing of
                       ----------------
the sale of the Company's Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, with aggregate gross proceeds to the Company and any selling stockholders therein of at least $20,000,000 (before subtracting underwriting commissions and expenses) at an offering price of at least $17.01 per share (as adjusted for any stock dividends, combinations, splits or reclassifications, and the like) (a "Qualified Public Offering") (in the event of which Qualified
              -------------------------
Public Offering, the Person(s) entitled to receive Common Stock issuable upon such conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall not be deemed to have converted that

Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock until immediately prior to the closing of such offering).

               (ii) Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price immediately upon the vote or written consent of the holders of not less than eighty percent (80%) of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then outstanding (voting or acting, as the case may be, as a single class and without regard to the number of shares issuable upon the conversion of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock).

          5C.  Mechanics of Conversion.  Before any holder of Series A
               -----------------------
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Company or of any transfer agent for such shares, and shall give written notice to the Company at such office that he elects to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as provided herein. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to be converted, and the Person(s) entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In the event of an automatic conversion, the Board of Directors may elect to treat the conversion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock as having been made effective as of the date of the event resulting in the automatic conversion.

          5D.  Adjustments to Conversion Price for Dilutive Issues.
               ---------------------------------------------------

               (i)  Special Definitions.  For purposes of this paragraph 5D,
                    -------------------
the following definitions apply:

                    (a)  "Additional Shares of Common Stock" shall mean all
                          ---------------------------------
shares of Common Stock issued (or, pursuant to 5D(iii), deemed to be issued) by the Company after the Series E Issue Date other than shares of Common Stock, Options and/or Convertible Securities issued or issuable:

                         1.   upon conversion of shares of the Series A
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock;

                         2.   to current or former officers, directors,
employees or consultants of the Company pursuant to a stock option plan, stock purchase plan or restricted stock plan approved by the stockholders and the Board of Directors;

                         3.   to directors, employees or consultants of the
Company as compensation for services rendered to the Company under agreements approved by all members of the Board of Directors at a duly convened meeting at which all such members were present or by their unanimous written consent;

                         4.   upon exercise of certain warrants to purchase up
to 550,000 shares (which number is subject to adjustment as provided therein) of Common Stock;

                         5.   as a dividend or distribution on Series A
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock;

                         6.   pursuant to a transaction or event for which
adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price is made pursuant to paragraph 5E; or

                         7.   pursuant to the acquisition of another or other
Person by merger, share exchange or purchase of all or substantially all of the assets of such Company or other Person or reorganization transaction.

                     (b) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                     (c) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

             (ii) No Adjustment of Conversion Price. No adjustment in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price of a particular share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, respectively, shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price as the case may be, in effect on the date of, and immediately prior to such issue, for such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, respectively.

             (iii) Deemed Issue of Additional Shares of Common Stock. In the event the Company, at any time or from time to time after the Series E Issue Date, shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph 5D(v) hereof) of such Additional Shares of Common Stock would be less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as the case may be, in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                              (a)  no further adjustments in the Series A
Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                              (b)  if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, then the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as the case may be, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price shall affect Common Stock previously issued upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock).

                              (c)  upon the expiration of any such Options or
any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                              1.   in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                                   2.   in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined pursuant to paragraph 5D(v) below) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                         (d)  no adjustment of the conversion rate for the
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall have the effect of increasing the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price to an amount which exceeds the lower of (x) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price on the original adjustment date, or (y) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price that would have resulted from any actual issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                         (e)  in the case of any Options which expire by their
terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price shall be made, except as to shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock converted during such period, until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (c) above; and

                         (f)  if any such record date shall have been fixed and
such Options or Convertible Securities are not issued on the date fixed thereof, the adjustment previously made in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.

                    (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Company, at any time after the Series E Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph 5D(iii)) for a consideration per share less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as the case may be, in effect on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price,

Series D Conversion Price or Series E Conversion Price shall be reduced, as the case may be, concurrently with such issue, to a price (calculated to the nearest whole cent) determined by multiplying the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the applicable Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this paragraph 5D(iv), all shares of Common Stock issuable upon conversion of all outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be deemed to be outstanding. For example, if after the Series E Issue Date, the Company issues 1,000,000 shares of Common Stock for consideration per share of $10.00, assuming 5,386,643 shares of Common Stock outstanding (determined in the manner provided above and using the initial Series E conversion rate of one
(1)), the Conversion Price of a share of Series E Preferred Stock immediately would be reduced to the price determined by multiplying $11.34 (the initial Series E Conversion Price) by the following fraction:

      (5,386,643 + [(1,000,000 x 10.00)  11.34])  (5,386,643 + 1,000,000)

                         =   5,386,643 + 881,834
                           ----------------------
                                  6,386,643

                         =   6,268,477
                             ---------
                             6,386,643

                         = 0.9815

resulting in an adjusted Series E Conversion Price of $11.34 x 0.9815 = $11.13, and a revised Series E Conversion Rate of 1.02:1 (i.e., $11.34 $11.13).

               (v) Determination of Consideration. For purposes of this paragraph 5D, the consideration received by the Company for the issuance of any Additional Shares of Common Stock shall be computed as follows:

                    (a)  Cash and Property.  Such consideration shall:
                         -----------------

                              1.   insofar as it consists of cash, be computed
at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends after deducting all commissions and expenses paid and concessions and discounts allowed to underwriters, dealers or others performing similar services in connection with such issue;

                        2. insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                        3. in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

                    (b) Options and Convertible Securities.  The consideration
                        -----------------------------------
per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph 5D(iii), relating to Options and Convertible Securities, shall be determined by dividing:

                        1. the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Option for Convertible Securities and the conversion or exchange of such Convertible Securities; by

                        2. the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

              5E. Adjustments for Dividends, Combinations or Subdivisions of
                  ----------------------------------------------------------
Common Stock. In the event that the Company at any time or from time to time
-------------
after the Series E Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

              5F. Other Distributions.  In the event the Company shall at any
                  --------------------
time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or any of its subsidiaries or other Persons, assets (excluding cash dividends) or Options or rights not referred to in paragraph 5D(iii), then in each such event provision shall be made so that the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall receive, upon the conversion thereof, the securities of the Company which they would have received had their stock been converted into Common Stock on the date of such event.

              5G. Other Adjustments.  In case of any reorganization or any
                  ------------------
reclassification of the capital stock of the Company, any consolidation, merger or share exchange of the Company with or into another corporation or corporations (other than a consolidation or merger deemed to be a liquidation, dissolution or winding up of the Company as provided in paragraph 2B above), each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or share exchange; and, in any case appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to the end that the provisions set forth herein shall thereafter be applicable, as nearly equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock.

              5H. No Impairment.  The Company will not, by amendment of its
                  --------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this part (5) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion right of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock against impairment.

              5I. Certificates as to Adjustments.  Upon the occurrence of each
                  -------------------------------
adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as the case may be, pursuant to this part (5), the Company at its expense shall promptly compute such adjustment and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

              5J. Issue Taxes.  The Company shall pay any and all issue and
                  ------------
other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

              5K. Reservation of Stock Issuable Upon Conversion. The Company
                  ----------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

              5L. Fractional Shares.  No fractional share shall be issued upon
                  ------------------
the conversion of any share or shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after such aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Company).

          (6) Registration of Transfer.
              ------------------------

          The Company will keep at its principal office a register for the registration of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. Upon the surrender of any certificate representing shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock at such place, the Company will, at the request of the record holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock represented by the surrendered certificate.

          (7) Replacement.
              ------------

          Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company or, in the case of any mutilation, upon surrender of such certificate the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          (8) Certain Definitions. When used in this Part D of this Section 4.1
              --------------------
of Article IV:

          "Common Stock"  means, collectively, the Company's Common Stock, par
           ------------
value $0.001 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Subsidiary" means any corporation more than fifty percent (50%) of
           ----------
the outstanding voting securities are owned by the Company or any Subsidiary, directly or indirectly, or a partnership or limited liability company in which the Company or any Subsidiary is a general partner or manager or holds interests entitling it to receive more than fifty percent (50%) of the profits or losses of the partnership or limited liability company.

        (9)   Amendment and Waiver.
              ---------------------

        No amendment, modification or waiver of this Part D of this Section 4.1 of Article IV will be binding or effective with respect to any provision of these terms without the vote or prior written consent of a Sufficient Vote of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock outstanding at the time such action is taken, voting together as a single class. No change in the terms hereof may be accomplished by merger or consolidation of the Company or any other liquidation event under Section 2B above with another Person unless the Company has obtained the prior written consent of the holders of a Sufficient Vote of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

        (10)   Notices.
               --------

               10A. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by express courier, telegraphed, telexed, sent by facsimile transmission or sent postage prepaid by certified or registered mail, return receipt requested, or by express mail. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed, or sent by confirmed facsimile transmission or, if mailed, three (3) business days after the date of deposit in the United States mail addressed (a) to the Company, at its principal executive offices and (b) to any stockholder, at such holder's address as it appears in the stock records of the Company (unless otherwise indicated by any such holder). Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the next day after receipt if not received during the recipient's normal business hours.

                10B. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive Additional Shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken, and the amount and character of such dividend, distribution, security or right.

        E.  Common Stock.  The Common Stock shall be subject to the prior and
            -------------
superior rights of the 1992 Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and of any subsequent series of preferred stock. Each share of Common Stock shall be equal to every other share of Common Stock. The holder of shares of Common Stock shall be entitled to one vote for each share of such stock upon matters presented to stockholders.

        4.2 Effective as of a Qualified Public Offering (as defined in Section 5B of Part D of Section 4.1 of this Article IV), the Company's capital stock shall be comprised as follows:

        A.  Authorized Shares.  The aggregate number of shares that the Company
            ------------------
shall have authority to issue is Two Hundred Million (200,000,000), (a) One Hundred Seventy-Five Million (175,000,000) shares of which shall be Common Stock, par value $0.001 per share, and (b) Twenty-Five Million Four Hundred Twenty Thousand (25,420,000) shares of which shall be Preferred Stock, par value $0.001 per share. Of such Preferred Stock, Four Hundred Twenty Thousand (420,000) shall be designated as the "1992 Preferred Stock" (the "1992 Preferred
                                                                 ---------------
Stock").
-----

        B.  Common Stock. Each share of Common Stock shall have one vote on each
            ------------
matter submitted to a vote of the stockholders of the Company. Subject to the provisions of applicable law and the rights of the holders of the outstanding shares of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Company, out of the assets of the Company legally available therefor, dividends or other distributions, whether payable in cash, property or securities of the Company. The holders of shares of Common Stock shall be entitled to receive, in proportion to the number of shares of Common Stock held, the net assets of the Company upon dissolution after any preferential amounts required to be paid or distributed to holders of outstanding shares of Preferred Stock, if any, are so paid or distributed.

        C.  Preferred Stock.
            ---------------

            (1) Series.  The Preferred Stock may be issued from time to time by
                -------
the Board of Directors as shares of one or more series. The description of shares of each additional series of Preferred Stock, including any designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors.

            (2) Rights and Preferences.  The Board of Directors is expressly
                -----------------------
authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing certificates of amendment or designation which are effective without stockholder action, to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to set in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

                (a) the dividend rate, if any, on shares of such series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative ;

                (b) whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

              (c) the obligation, if any, of the Company to redeem shares of such series pursuant to a sinking fund;

              (d) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

              (e) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

              (f) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company; and

              (g) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

      D. The 1992 Preferred Stock shall have the preferences, limitations and relative rights set forth below:

          (1) Dividends.  Holders of the 1992 Preferred Stock shall not be
              ---------
entitled to receive dividends, payable in cash, stock or otherwise, with respect to such 1992 Preferred Stock at any time while such 1992 Preferred Stock is outstanding.

          (2) Redemption.  The 1992 Preferred Stock shall be redeemable by the
              ----------
Company. Such redemption shall be effected by the Company at such time as the Board of Directors of the Company determines, in its sole discretion, that the Company has available funds in excess of the anticipated needs of the Company, including reasonable reserves for future expenses or capital costs. No dividends shall be declared or paid with respect to the Common Stock so long as any shares of 1992 Preferred Stock are issued and outstanding. The redemption price per share of 1992 Preferred Stock shall be $0.50.

          At such time or times as the Board of Directors determines that funds are available for the redemption of all or a portion of the 1992 Preferred Stock, the Company shall provide each holder of 1992 Preferred Stock with written notice of its election to redeem all or a portion of such 1992 Preferred Stock. If only a portion of the total outstanding shares of 1992 Preferred Stock is to be redeemed, a pro rata portion of each holder's shares of 1992 Preferred Stock shall be redeemed, provided that such redemption shall be adjusted to preclude the creation of fractional shares pursuant to such redemption.

          Any shares of 1992 Preferred Stock which are redeemed by the Company will be cancelled and will not be reissued, sold or transferred. If fewer than the total number of shares of 1992 Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of 1992 Preferred Stock will be issued to the holder thereof without cost to such holder within twenty days after surrender of the certificate representing the redeemed shares.

          The Company will not redeem, repurchase or otherwise acquire any shares of 1992 Preferred Stock except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of shares of 1992 Preferred Stock on the basis of the number of shares of 1992 Preferred Stock owned by each such holder.

          (3) Liquidation.  Subject to the rights of any series of Preferred
              ------------
Stock which may from time to time come into existence, in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the then outstanding shares of 1992 Preferred Stock shall be entitled to receive for each such share of 1992 Preferred Stock payment in cash equal to $0.50, before any distribution of assets is made to holders of the Common Stock or any other class or series of capital stock of the Company ranking junior to the 1992 Preferred Stock as to distribution on liquidation, dissolution or winding up. Subject to the rights of any series of Preferred Stock which may from time to time come into existence, if, upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to holders of 1992 Preferred Stock shall be insufficient to permit payment in full of the aforesaid preferential amounts, then all such assets of the Company shall be distributed ratably among the holders of the 1992 Preferred Stock in proportion to the full preferential amounts to which they shall be entitled respectively.

          After distribution in full of the preferential amounts to be distributed to the holders of any outstanding shares of 1992 Preferred Stock, and to the holders of any outstanding securities of the Company having a preference to distributions of assets of the Company upon liquidation, dissolution or winding up of the Company, the holders of the shares of Common Stock shall be entitled to receive all remaining assets of the Company available for distributions to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them, and the holders of the 1992 Preferred Stock shall have no right to participate in such remaining assets.

          Neither the merger nor consolidation of the Company into or with any other entity, nor the merger or consolidation of any other entity into or with the Company, nor a sale, transfer, lease or other disposition of all or any part of the assets of the Company shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Part D of Section 4.2 of
Article IV.

          (4) Voting Rights. The holders of shares of 1992 Preferred Stock shall
              --------------
not be entitled to vote upon any matter submitted to a vote of the stockholders of the Company except to the extent required by law.

                                   ARTICLE V

          A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware

General Corporation Law or (d) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

                                  ARTICLE VI

          The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Company.

                                  ARTICLE VII

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Company may provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.

                                 ARTICLE VIII

          Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Company shall so provide.

                                  ARTICLE IX

     A. At each annual meeting of stockholders, directors of the Company shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified. Effective immediately following the closing of the initial public offering of the Company's capital stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Initial Public
                                                         --------------
Offering"), the directors of the Company shall be divided into three classes as nearly equal in size as is practicable, hereby designated as Class I, Class II and Class III. The initial Class I, Class II and Class III directors shall be those directors designated and elected by resolution of the Board of Directors or stockholders prior to the Initial Public Offering. The term of office of the initial Class I directors shall expire at the first annual meeting of stockholders following the closing of the Initial Public Offering (the "First
                                                                        -----
Public Company Annual Meeting"); the term of office of the initial Class II
-----------------------------
directors shall expire at the next succeeding annual meeting of stockholders; and the term of office of the initial Class III directors shall expire at the second succeeding annual meeting of stockholders. At each annual meeting after the First Public Company Annual Meeting, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

     B. Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at a meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Company and until his or her successor shall have been duly elected and qualified.


                                   ARTICLE X

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Company.


                                  ARTICLE XI

          Effective upon the closing of the Initial Public Offering, stockholders of the Company may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.


                                  ARTICLE XII

          Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate of Incorporation, effective as of the Initial Public Offering, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the Company entitled to vote shall be required to alter, amend or repeal Articles IX or XI or this Article XII, or any provisions thereof.

                                 ARTICLE XIII

          Subject to Article XII above, the Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                 *     *     *